UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2017

ITUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-11254	11-2622630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3150 Almaden Expressway, Suite 250 San Jose, CA	95118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 708-9808

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

 ☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01         Entry into a Material Definitive Agreement.

On November 17, 2017, ITUS Corporation, through its wholly-owned subsidiary, Certainty Therapeutics, Inc. (“Certainty”), entered into a two-year collaboration agreement (the “Agreement”) with H. Lee Moffitt Cancer Center and Research Institute, Inc. (“Moffitt”) to advance toward human clinical testing the CAR-T technology licensed by Certainty from The Wistar Institute aimed initially at treating ovarian cancer (the “Technology”).

Pursuant to the Agreement, Certainty will work with researchers at Moffitt to complete studies necessary to submit an Investigational New Drug (IND) application for the Technology with the U.S. FDA (the “Collaboration”). The co-inventor of the CAR-T technology that Certainty licensed from The Wistar Institute will be the principal investigator at Moffitt on the IND-enabling studies.

Certainty shall pay Moffitt $1.16 million over two (2) years for its efforts in the Collaboration, with the first payment to be paid upon the execution of the Agreement, and subsequent installments to be paid periodically thereafter.

The research materials contributed by the respective parties in the Collaboration will continue to be owned by such parties; provided, however, that all data generated by or in collaboration with Moffitt or use of the contributed research materials shall be jointly owned by the parties. The Agreement does not grant Moffitt any rights to the Technology, however, any Inventions invented jointly between Certainty and Moffitt employees shall be jointly owned by Certainty and Moffitt.

The Company has granted Moffitt a royalty-free, non-sublicensable, non-transferable, perpetual, non-exclusive license to use and practice any Invention (as such term is defined in the Agreement) invented by the Company for Moffitt’s internal non-commercial research purposes. Moffitt has granted the Company an option to acquire a royalty-bearing, sublicensable exclusive license in any Invention invented by Moffitt or to Moffitt’s rights in a joint Invention.  The option is exercisable within six months after Moffitt notifies the Company of a new Invention, and the terms of any such license would be negotiated by the parties following the option exercise.

The term of the Agreement is 24 months, unless extended upon mutual written agreement of the parties or unless sooner terminated under certain circumstances, including but not limited to uncurable breach, bankruptcy, or nonavailability of the Moffitt principal investigator responsible for conducting the Collaboration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2017
ITUS CORPORATION

	By:	/s/ Amit Kumar
Name: Dr. Amit Kumar
Title: President and Chief Executive Officer